Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-224577) of DocuSign, Inc. of our report dated March 26, 2019 relating to the financial statements, which appears in this Form 10‑K.

San Jose, California
March 26, 2019